EXHIBIT 11


                        Computation of Earnings Per Share







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                                                          EXHIBIT 11
                                                  FIRST FINANCIAL CORPORATION
                                               COMPUTATION OF EARNINGS PER SHARE
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                                                                    For The                                For The
                                                               Three Months Ended                      Six Months Ended
                                                                    June 30,                               June 30,
                                                               ------------------                    --------------------
                                                                1996         1995                     1996          1995
                                                               ------        -----                   ------         -----
                                                                                (In thousands, except
                                                                                   per share data)

PRIMARY EARNINGS PER SHARE

Income before extraordinary item                               $17,581          $16,305              $34,915         $27,132

Extraordinary item                                                  --               --                 (686)             --
                                                               -------          -------              -------         -------

Net income                                                     $17,581          $16,305              $34,229         $27,132
                                                               =======          =======              =======         =======

Shares:

   Weighted average common shares
    outstanding                                                 29,898           29,351               29,853          29,270
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                                        613              736                  623             756
                                                               -------          -------              -------         -------
   Common and common equivalent shares                          30,511           30,087               30,476          30,026
                                                               =======          =======              =======         =======

Primary Earnings Per Common Share:

   Income before extraordinary item                            $   .58          $   .54              $  1.14         $   .90
   Extraordinary item                                               --               --                 (.02)             --
                                                               -------          -------              -------         -------
   Net income                                                  $   .58          $   .54              $  1.12         $   .90
                                                               =======          =======              =======         =======


FULLY DILUTED EARNINGS PER SHARE

Income before extraordinary item                               $17,581          $16,305              $34,915          27,132

Extraordinary item                                                  --               --                 (686)             --
                                                               -------          -------              -------         -------

Net income                                                     $17,581          $16,305              $34,229         $27,132
                                                               =======          =======              =======         =======

Shares:

   Weighted average common shares
    outstanding                                                 29,898           29,351               29,853          29,270
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                                        614              785                  638             830
                                                               -------          -------              -------         -------
   Common and common equivalent shares                          30,512           30,136               30,491          30,100
                                                               =======          =======              =======         =======


Fully Diluted Earnings Per Common Share:

   Income before extraordinary item                            $   .58          $   .54              $  1.14         $   .90
   Extraordinary item                                               --               --                 (.02)             --
                                                               -------          -------              -------         -------
   Net income                                                  $   .58          $   .54              $  1.12         $   .90
                                                               =======          =======              =======         =======


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                                   EXHIBIT 27


                             Financial Data Schedule